Abercrombie & Fitch Co.
Financial Information
(Unaudited)
(in thousands, except per share data)
				Fiscal 2022					Fiscal 2023
	2019	2020	2021	Q1	Q2	Q3	Q4	2022	Q1	Q2	Q3	Q4	2023
Net sales	$3,623,073	$3,125,384	$3,712,768	$812,762	$805,091	$880,084	$1,199,814	$3,697,751	$835,994	$935,345	$1,056,431	$1,452,907	$4,280,677
Cost of sales, exclusive of depreciation and amortization	1,472,155	1,234,179	1,400,773	363,216	339,200	359,268	531,529	1,593,213	326,200	350,965	370,762	539,338	1,587,265
Gross profit	2,150,918	1,891,205	2,311,995	449,546	465,891	520,816	668,285	2,104,538	509,794	584,380	685,669	913,569	2,693,412
Stores and distribution expense	1,617,635	1,452,885	1,440,423	340,965	342,961	371,077	441,959	1,496,962	336,049	352,730	383,883	499,075	1,571,737
Marketing, general and administrative expense	464,615	463,843	536,815	122,149	124,168	133,201	138,084	517,602	142,631	144,502	162,510	193,234	642,877
Other operating (income) loss, net	(1,400)	(5,054)	(8,327)	(3,842)	953	(1,005)	1,220	(2,674)	(2,894)	(2,694)	1,256	(1,541)	(5,873)
Operating income (loss)	70,068	(20,469)	343,084	(9,726)	(2,191)	17,543	87,022	92,648	34,008	89,842	138,020	222,801	484,671
Interest (income) expense, net	7,737	28,274	34,110	7,307	6,917	7,295	4,113	25,632	3,443	1,097	671	(4,839)	372
Income (loss) before income taxes	62,331	(48,743)	308,974	(17,033)	(9,108)	10,248	82,909	67,016	30,565	88,745	137,349	227,640	484,299
Income tax expense (benefit)	17,371	60,211	38,908	(2,187)	5,634	10,966	42,218	56,631	12,718	30,014	39,617	66,537	148,886
Net income (loss)	44,960	(108,954)	270,066	(14,846)	(14,742)	(718)	40,691	10,385	17,847	58,731	97,732	161,103	335,413
Less: Net income attributable to noncontrolling interests	5,602	5,067	7,056	1,623	2,092	1,496	2,358	7,569	1,276	1,837	1,521	2,656	7,290
Net income (loss) attributable to Abercrombie & Fitch Co.	$39,358	$(114,021)	$263,010	$(16,469)	$(16,834)	$(2,214)	$38,333	$2,816	$16,571	$56,894	$96,211	$158,447	$328,123

Net income (loss) per share attributable to Abercrombie & Fitch Co.:
Basic	$0.61	$(1.82)	$4.41	$(0.32)	$(0.33)	$(0.04)	$0.78	$0.06	$0.33	$1.13	$1.91	$3.13	$6.53
Diluted	$0.60	$(1.82)	$4.20	$(0.32)	$(0.33)	$(0.04)	$0.75	$0.05	$0.32	$1.10	$1.83	$2.97	$6.22

Weighted-average shares outstanding:
Basic	64,428	62,551	59,597	52,077	50,441	49,486	49,216	50,307	49,574	50,322	50,504	50,559	50,250
Diluted	65,778	62,551	62,636	52,077	50,441	49,486	51,217	52,327	51,467	51,548	52,624	53,399	52,726

Abercrombie & Fitch Co.
Financial Information
(Unaudited)
				Fiscal 2022					Fiscal 2023
	2019	2020	2021	Q1	Q2	Q3	Q4	2022	Q1	Q2	Q3	Q4	2023
Reportable segment comparable sales
Americas comparable sales (1) (2)	Not provided	Not provided	Not provided	Not provided	Not provided	Not provided	Not provided	Not provided	Not provided	14%	16%	17%	13%
EMEA comparable sales (1) (3)	Not provided	Not provided	Not provided	Not provided	Not provided	Not provided	Not provided	Not provided	Not provided	6%	15%	10%	7%
APAC comparable sales (1) (4)	Not provided	Not provided	Not provided	Not provided	Not provided	Not provided	Not provided	Not provided	Not provided	26%	32%	21%	26%
Comparable sales (1)	1%	Not provided	Not provided	Not provided	Not provided	Not provided	Not provided	Not provided	3%	13%	16%	16%	13%

Branded comparable sales
Abercrombie comparable sales (1) (5)	3%	Not provided	Not provided	Not provided	Not provided	Not provided	Not provided	Not provided	14%	23%	26%	28%	23%
Hollister comparable sales (1) (6)	-1%	Not provided	Not provided	Not provided	Not provided	Not provided	Not provided	Not provided	-6%	5%	7%	6%	4%
Comparable sales (1)	1%	Not provided	Not provided	Not provided	Not provided	Not provided	Not provided	Not provided	3%	13%	16%	16%	13%

(1) Comparable sales are calculated on a constant currency basis and exclude revenue other than store and online sales. The Company did not provide comparable sales results for fiscal 2020, fiscal 2021 or fiscal 2022 due to temporary store closures as a result of COVID-19.

(2) The Americas reportable segment includes the results of operations in North America and South America.
(3) The EMEA reportable segment includes the results of operations in Europe, the Middle East and Africa.
(4) The APAC reportable segment includes the results of operations in the Asia-Pacific region, including Asia and Oceania.
(5) Abercrombie includes the Company's Abercrombie & Fitch and abercrombie kids brands.
(6) Hollister includes the Company's Hollister and Gilly Hicks brands.

Abercrombie & Fitch Co.
Store Count Information
(Unaudited)
	AMERICAS (1)		EMEA (2)		APAC (3)		Total Company
	Abercrombie (4)	Hollister (5)	Abercrombie (4)	Hollister (5)	Abercrombie (4)	Hollister (5)	Abercrombie (4)	Hollister (5)	Total (6)
January 28, 2023	184	389	29	112	20	28	233	529	762
New	14	7	4	6	4	—	22	13	35
Permanently closed	(4)	(12)	(4)	(10)	—	(2)	(8)	(24)	(32)
February 3, 2024	194	384	29	108	24	26	247	518	765

Gross square footage (in thousands):
January 28, 2023	1,176	2,487	181	907	132	185	1,489	3,579	5,068
February 3, 2024	1,188	2,459	187	828	149	169	1,524	3,456	4,980

(1) The Americas segment includes the results of operations in North America and South America.
(2) The EMEA segment includes the results of operations in Europe, the Middle East and Africa.
(3) The APAC segment includes the results of operations in the Asia-Pacific region, including Asia and Oceania.
(4) Abercrombie brands includes Abercrombie & Fitch and abercrombie kids.
(5) Hollister brands includes Hollister and Gilly Hicks.
(6) Store count excludes temporary and international franchise stores.

Abercrombie & Fitch Co.
Store Count Information
(Unaudited)
	Abercrombie (1)					Hollister (2)					Total Company (3)
	2019	2020	2021	2022	2023	2019	2020	2021	2022	2023	2019	2020	2021	2022	2023
Legacy stores	190	123	97	88	78	240	199	185	173	158	430	322	282	261	236
Updated formats	63	69	86	106	130	290	285	304	334	344	353	354	390	440	474
Outlet stores	41	40	37	37	38	15	12	15	22	16	56	52	52	59	54
Flagship stores	14	6	4	2	1	1	1	1	—	—	15	7	5	2	1
Total stores	308	238	224	233	247	546	497	505	529	518	854	735	729	762	765

(1) Abercrombie includes the Company's Abercrombie & Fitch and abercrombie kids brands.
(2) Hollister includes the Company's Hollister and Gilly Hicks brands.
(3) Store count excludes temporary and international franchise stores.

Abercrombie & Fitch Co.
Store Count Information
(Unaudited)
	Abercrombie (1)					Hollister (2)					Total Company
	2019	2020	2021	2022	2023	2019	2020	2021	2022	2023	2019	2020	2021	2022	2023
New stores	21	9	16	21	22	19	6	22	38	13	40	15	38	59	35
Remodels	—	—	—	—	4	24	4	2	1	9	24	4	2	1	13
Right-sizes	14	2	3	4	5	12	4	2	4	4	26	6	5	8	9
New experiences	35	11	19	25	31	55	14	26	43	26	90	25	45	68	57
Permanent closures	(32)	(81)	(30)	(12)	(8)	(15)	(56)	(14)	(14)	(24)	(47)	(137)	(44)	(26)	(32)
Net store openings (closures)	(11)	(72)	(14)	9	14	4	(50)	8	24	(11)	(7)	(122)	(6)	33	3

(1) Abercrombie includes the Company's Abercrombie & Fitch and abercrombie kids brands.
(2) Hollister includes the Company's Hollister and Gilly Hicks brands.

4